 As filed with the Securities and Exchange Commission on April 18, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AGEAGLE AERIAL SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0422242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8863 E. 34th Street North

Wichita Kansas 67226

Tel. No. (620) 325-6363

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole Fernandez-McGovern

Chief Financial Officer

AgEagle Aerial Systems Inc.

8863 E. 34th Street North,

Wichita, Kansas 67226

Tel. No. (620) 325-6363

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.

Tahra Wright, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York NY 10154

Tel. No. (212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” or an “emerging growth company” (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 18, 2023

AGEAGLE AERIAL SYSTEMS INC.

14,285,715 Shares of Common Stock

This prospectus relates to the resale of up to 14,285,715 shares of common stock, par value $0.001 per share, of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), that may be sold from time to time by the selling stockholder named in this prospectus (the “Selling Stockholder”).

The 14,285,715 shares of common stock offered under this prospectus (the “Shares”) consists of (i) 7,143,000 shares of common stock underlying the 3,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”), with each Series F Preferred Stock convertible into 2,381 shares of common stock per $1,000 stated value per share of Series F Preferred Stock at a conversion price of $0.42 per share, and (ii) 7,142,715 shares of common stock underlying the common stock purchase warrant (the “Warrant”) at the exercise price of $0.42 per share warrant issued and sold to the Selling Stockholder on March 10, 2023 in a private placement for total aggregate proceeds of $3,000,000 (the “Additional Purchase”). The Additional Purchase was made pursuant to a Securities Purchase Agreement between the Company and the Selling Stockholder, dated June 26, 2022 (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, pending shareholder approval which was obtained at the Company’s Special Meeting held on February 3, 2023, the Selling Stockholder has the right, in its sole discretion, until August 3, 2024, to purchase up to a total aggregate additional stated value of Series F Preferred Stock equal to $25,000,000, at a purchase price equal to the volume-weighted average pricings (“VWAPs”) of the Company’s common stock for three trading days prior to the date the Investor gives notice to the Company that it will exercise the option. We will not receive any proceeds from the sale of any of the shares of common stock by the Selling Stockholder.

Our common stock trades on the NYSE American LLC under the symbol “UAVS.” On April 14, 2023, the closing price of our common stock on the NYSE American was $0.447.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 and the information referred to therein for a discussion of risks applicable to us and an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April [•], 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration process, the Selling Stockholder named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the shares of common stock being offered by the Selling Stockholder and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the Selling Stockholder has not, authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For purposes of this prospectus, references to the terms “AgEagle” the “Company,” “we,” “us” and “our” refer to AgEagle Aerial Systems Inc. collectively with its subsidiaries, unless the context otherwise requires.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.ageagle.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the “Risk Factors” section in this prospectus and the information incorporated by reference herein that is referred to in such section, as well as the financial statements and the other information incorporated by reference herein before making an investment decision.

Our Company

AgEagle™ Aerial Systems Inc. ("AgEagle” or the "Company”), through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, including earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense.

                AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company successfully integrated all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS (“sUAS”) design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

The Company is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we operate our business and drone manufacturing in Raleigh, North Carolina and Lausanne, Switzerland which supports our international business activities.

Strategic Acquisitions in 2021 (the “2021 Acquisitions”)

MicaSense™, Inc.

In January 2021, AgEagle acquired MicaSense, Inc. ("MicaSense”), a company that has been at the forefront of advanced drone sensor development since its founding in 2014. In early 2022, AgEagle completed development and brought to market the Altum-PT™ and RedEdge-P™ -- next generation thermal and multispectral sensors which offer critical advancements on MicaSense’s legacy sensor products to customers primarily in agriculture, plant research, land management and forestry management. Today, AgEagle’s multispectral sensors are distributed in over 75 countries worldwide and help customers use drone-based imagery to make better and more informed business decisions.

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Measure Global, Inc.

In April 2021, AgEagle acquired Measure Global, Inc. ("Measure”), a company founded in 2020. Serving a world class customer base, Measure enables its customers to realize the transformative benefits of drone technology through its Ground Control solution. Offered as Software-as-a-Service (“SaaS”), Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data, and integrate with existing business systems and processes. Ground Control serves a world class customer base, including many Fortune 500 companies. By adding Measure’s advanced software to the AgEagle platform, combined with its sensors and other data capture and analytics innovations, our customers can capitalize on the significant economic, safety and efficiency benefits made possible by drones used at scale.

senseFly™, S.A.

 In October 2021, the Company acquired senseFly, S.A. and senseFly Inc. (collectively “senseFly”), a global leader in fixed-wing drones that simplify the collection and analysis of geospatial data, allowing professionals to make better and faster decisions. Founded in 2009, senseFly develops and produces a proprietary line of eBee™-branded, high performance, fixed-wing drones which have flown more than one million flights around the world. Safe, ultra-light and easy to use, these autonomous drones are utilized by thousands of customers around the world in agriculture, government/defense, engineering, and construction, among other industry verticals, to collect actionable aerial data intelligence.

2022 Integration Activities

                In 2022, the Company built an enterprise architecture designed to seamlessly integrate the acquisitions completed in 2021, thereby unifying four disparate brands under one global brand: AgEagle. As part of this process, AgEagle executed an action plan to create long-term sustainable value through the efficiencies derived from economies of scale, sharing and optimizing resources – in particular, human capital and knowledge – and combining assets. Critical to the success of the integration and integral to the Company’s ability to stay disciplined, structurally organized and rooted in its core values was:

•	implementation of a new enterprise resource planning (“ERP”) system;

•	collapse of all acquired websites and the creation and launch of one website, found at www.ageagle.com, showcasing the Company’s full suite of products and capabilities;

•	creation of an Intranet employee portal to support and promote enterprise-wide communication and connectivity;

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consolidation of the Company’s business and manufacturing operations in the United States from multiple offices spread across the country in Kansas, North Carolina, Texas, Washington and Washington, D.C. to three centralized locations in Wichita, Kansas, Raleigh, North Carolina and Lausanne, Switzerland – an initiative which commenced in late 2022 and is expected to be completed in 2023;

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commitment to customer-centric product development roadmaps designed to best leverage the right combination of process, tools, training and project management to effectively meet product enhancement and new product launch deadlines and achieve post-launch sales and marketing key performance indicators; and

•	shifts in the responsibilities of senior and mid-level management to optimize strengths and squarely align functional and cross-functional goals and objectives.

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Our Branded Line of Unmanned Aerial Vehicles

eBee Line of Professional Drones

        Sold worldwide through AgEagle’s direct sales team and global network of trusted resellers, the Company’s eBee line of commercial and government/military UAS have logged more than 500,000 flight hours on more than one million successful missions over the past decade. Moreover, according to AgEagle’s analysis of official FAA Part 107 commercial drone registration data supplied to the Company pursuant to a Freedom of Information Act Request submission, from 2016 through 2021, the eBee was the commercial sUAS of choice for U.S. commercial drone operators, outnumbering all other fixed wing drones registered, including Vertical Take-Off and Landing (“VTOL”) aircraft, accounting for 41% of all commercial fixed-wing drone registrations in the United States.

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eBee Ag – a reliable, affordable drone solution to help farmers, agronomists and service providers map and monitor crops quickly and easily. The eBee Ag and its drone sensor deliver timely plant health insights with accuracy and efficiency that complements precision agriculture workflows. With its dual-purpose Duet M camera, eBee Ag captures accurate RGB and multispectral data from the sky to help users make better decisions on the ground. eBee Ag also features available Real-Time Kinematic (“RTK”) functionality for greater mapping precision. With its available RTK, the agriculture drone can achieve absolute accuracy down to 2.5 cm (1.0 inch) with its RGB camera. Highly-accurate vegetative index maps allow users to understand every acre while managing problematic areas field-wide – before they impact profits. Equipped with its standard battery, eBee Ag is capable of up to 45-minutes of flight. An available endurance battery increases flight times up to 55 minutes — allowing the drone to cover more than 160 hectares (395 acres) in a single flight and save precious time and money when compared with conventional crop scouting.

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eBee Geo – an affordable fixed-wing mapping drone designed to meet the highest demands of surveyors, civil engineers and GIS professionals worldwide. Built upon more than 10 years of drone mapping experience, eBee Geo is rugged, intuitive to operate and makes surveying and mapping small to large areas faster and more efficient than using terrestrial surveying equipment alone. The data collected can quickly be processed into highly-accurate georeferenced orthomosaics, digital elevation models, digital surface models and high-density point clouds to bring additional value beyond common vectors. Designed to complement the user’s surveying toolkit, eBee Geo comes with everything needed to get started, including professional drone camera technology and eMotion, AgEagle’s flight planning software originally designed and developed by senseFly. With eBee Geo, a user can map up to 160 ha (395 ac) at 120 m (400 ft) with a maximum flight time of 45 minutes. eBee Geo is also available with RTK positioning. Combined with the Company’s purpose-built Sensor Optimized for Drone Applications (“S.O.D.A”), users are assured of sharp, accurate mapping outputs – even in the harshest conditions.

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eBee TAC™– Designed specifically for government and military mapping and mission planning applications, the eBee TAC operates in disconnected environments, providing a higher accuracy mobile solution to map and locally share aerial imagery data on rapidly changing field conditions to analyze and provide near real-time situational awareness to ground forces. Weighing only 3.5 pounds and featuring a digital camouflage skin for increased stealth and up to 90 minutes flight time and silent mission mode, the eBee TAC can be rapidly deployed, from assembly to hand-launch, in three minutes by a single user to generate 3D modeling, terrain and thermal maps. Each system features National Defense Authorization Act (“NDAA”) compliant drone, sensors and active components, secure extension, Endurance activation, two Endurance batteries, one Pitot Pro-kit, two micro-SD cards with adapters, AES256-bit encryption, pixel camouflage and an IP67 hard transport case with STANAG military standard certification that is lightweight, rugged and dust and water resistant. Camera options include RGB, multispectral and thermal payloads; and the system can also be upgraded to include additional features and payloads.

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In March 2022, AgEagle’s eBee TAC™ Unmanned Aerial System was the first approved drone to be added to the U.S. Department of Defense’s (“DoD”) Defense Innovation Unit’s (“DIU”) Blue UAS Cleared List as part of Blue sUAS 2.0. The eBee TAC successfully completed a series of demonstrations in association with Blue sUAS 2.0 to provide the DIU with information and verification of the drone systems’ mission planning and launch capabilities, range and endurance, NDAA compliance, operational safety of flight procedures and cyber security, in addition to scripted and ad hoc flight profiles. Based on its evaluation, the DIU designated the eBee TAC as an approved light-weight, medium-range UAS available for immediate procurement by the DoD without a waiver to operate; and is also available for procurement by other Federal Government agencies. AgEagle’s success with Blue sUAS 2.0 follows eBee‘s use as an integral asset for both conventional and unconventional Department of Defense units for over five years.

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eBee X – the eBee X has been recognized as the fixed-wing drone that revolutionized the unmanned aerial vehicle sector with its ease-of-use and multiple, state-of-the-art sensors designed to suit a wide range of mapping jobs. At just 1.6 kg (3.5 lbs.), eBee X is a lightweight, ultra-portable solution that is easy for a single person to operate. With a unique Endurance Extension option enabling a flight time of up to 90 minutes and single-flight coverage of up to 500 ha at 122m (1,236 acres at 400 ft.), the eBee X is a premium drone that offers users the high-precision of on-demand RTK/PPK for achieving absolute accuracy of down to 1.5 cm (0.6 in) – without ground control points. This capability makes the eBee X ideal for BVLOS operations, such as long corridor mapping missions for utility companies, expansive crop scouting in agriculture and by enterprise customers who desire a robust and professional drone fleet.

The eBee X has proven that it meets the highest possible quality and ground risk safety standards, and due to its lightweight design, the effects of ground impact are reduced. Consequently, the eBee X has been granted BVLOS operations permission in Brazil and has been approved to run OOP and BVLOS operations in Canada.

On June 21, 2022, the Company announced that the eBee X was the first drone in its class to receive design verification essential for BVLOS and OOP from the European Union Aviation Safety Agency, enabling drone operations to seek Specific Operations Risk Assessment (“SORA”) authorization to fly BVLOS and OOP with eBee X in 27 European Union member states, as well as Iceland, Lichtenstein, Norway and Switzerland.

In October 2022, the eBee X series of fixed wing unmanned aircraft systems, including the eBee X, eBee Geo and eBee TAC, were the first and only drones on the market to comply with Category 3 of the Operations of Small Unmanned Aircraft Systems Over People rules published in the Federal Registry by the FAA in March 2021. Securing a Part 107 certificate of waiver from the FAA is a long, arduous and costly process for sUAS users. Now that the eBee has proven compliant with Category 3 of the rules, eBee drone operators no longer need an FAA waiver for OOP or Operations Over Moving Vehicles. This major milestone was achieved by AgEagle following months of work, historic reliability review and extensive testing conducted by Virginia Tech Mid-Atlantic Aviation Partnership (“MAAP”). Becoming the first and only UAS approved for OOP and over moving vehicles in the U.S. is expected to have material impact on AgEagle’s growth and standing as a recognized leader in the industry in the years to come.

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eBee VISION – in December 2022, AgEagle announced its latest innovation in commercial and tactical drone technology with the unveiling of its new eBee VISION Intelligence, Surveillance and Reconnaissance (“ISR”) UAS. Scheduled for global commercial release during the first half of 2023, the eBee VISION delivers high resolution, medium-range video imagery made possible by its 32x zoom and powerful thermal observation capabilities. Its sensor payloads are capable of detecting, tracking and geo-locating objects in both day and night conditions. Offering up to 90 minutes of flight time and the same ease-of-use that has earned AgEagle’s eBee line of drones industry distinction, the eBee VISION can be deployed and operated by a single person. Designed, developed and manufactured by AgEagle’s research and development team in Switzerland, the eBee VISION is NDAA compliant, weighs less than 3.5 pounds/1.6 kilograms and can be carried in a backpack.

In December 2022, eBee VISION prototypes were successfully tested by European Armed Forces. According to an official from a UAV experimentation unit of a European military force present at the testing, “eBee VISION‘s specifications fill the gap between low endurance quadcopters and large military fixed-wing drones. The small size, lightweight, ease-of-use, autonomy, range and sensor capabilities make it a promising drone for tactical ISR missions.”

As a result of the tests, European military units have ordered multiple eBee VISION prototypes, with delivery expected in early 2023. Commercial production of eBee VISION is planned for worldwide availability in mid-2023 worldwide. Additional demonstrations with other military forces in the United States and NATO countries are being scheduled for the first quarter of 2023.

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Sensor Solutions

                Setting entirely new standards of excellence for high resolution aerial imaging solutions, our proprietary thermal and multispectral sensors are broadly recognized as the cameras of choice worldwide for advanced applications in agriculture, plant research, land management and forestry management.

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Altum-PT – an optimized three-in-one solution for advanced remote sensing and agricultural research. It seamlessly integrates an ultra-high resolution panchromatic imager, a built-in 320X256 radiometric thermal imager and five discrete spectral bands to produce synchronized outputs such as RGB color, crop vigor, heat maps and high resolution panchromatic in just one flight. Offering twice the spatial resolution of the prior Altum™ sensor, Altum-PT, introduced in early 2022 the sensor that empowers users with deeper analytical capabilities and broader, more diverse applications; enable them to discern issues at the plant level, even in the early growth stages; and conduct early stage stand counting, as well as season-long soil monitoring, among other critical uses. Altum-PT also features a global shutter for distortion-free results, open APIs and a new storage device allowing for two captures per second.

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RedEdge-P – Offering three times the capture speed and twice the spatial resolution of the RedEdge-MX, the all new RedEdge-P, launched in early 2022, the sensor that builds on the legacy of the rugged, high-quality, multispectral sensor that the industry has come to trust and adds the power of a higher resolution, panchromatic band to double the output data resolution. A single camera solution which is compatible with a wide array of drone aircraft ranging from large fixed wing to small multirotor, RedEdge-P captures calibrated high-resolution multispectral and RGB imagery with an optimized field of view and capture rate for efficient flights. This solution seamlessly integrates a high resolution, all-color imager with synchronized multispectral imagers to enable pixel-aligned outputs at previously unattainable resolutions, while maintaining the efficiency and reliability of its RedEdge™ legacy. Processing of data outputs is enabled through industry standard software platforms, including AgEagle’s Ground Control flight management software. With RedEdge-P, agricultural professionals benefit from a sensor that can enable effective plant counting and spectral analysis of small plants. Likewise, federal, state and local government and commercial forestry enterprises will also benefit from precise, efficient data collection and tree-level analysis as opposed to being limited to analyzing large swaths of land to make critical forestry management decisions.

AgEagle also offers a wide range of drone cameras to suit every mapping job, from land surveying and topographic mapping to urban planning, crop mapping, thermal mapping and more.

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Aeria X – a compact drone photogrammetry sensor that offers the ideal blend of size, weight and DSLR-like image quality. It produces stunning image detail and clarity in virtually all light conditions, allowing users to map for more hours per day.

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Duet M – a high resolution RGB and multispectral mapping camera rig used to create geo-accurate multispectral maps and high resolution digital surface models quickly and easily. This sensor is ideal for water management, such as mapping field drains and areas of compaction; spotting malfunctioning irrigation lines; and evaluating the consistency of plant vigor across a field.

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Duet T – a rugged dual RGB/thermal mapping camera rig used to create geo-accurate thermal maps and digital surface models quickly and easily. The Duet T includes a high resolution thermal infrared (640 x 512 px) camera and a S.O.D.A. RGB camera.

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S.O.D.A. – the first photogrammetry camera built for professional use which quickly became an industry standard for drone operators worldwide upon being introduced in 2016. It captures sharp aerial images, across light conditions, with which to produce detailed, vivid orthomosaics and ultra-accurate 3D digital surface models.

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S.O.D.A. 3D – a professional drone photogrammetry camera that changes orientation during flight to capture three images (two oblique and one nadir) instead of just one, providing for a much wider field of view. It is optimized for quick, robust image processing with Pix4DMapper. Designed specifically for use with the eBee X aircraft, the S.O.D.A. 3D can achieve coverage of vast areas of flat, homogenous terrain (up to 500 ac / 1,235 ac per 122m / 400ft flight). The unique ability of the S.O.D.A. 3D to capture images in two orientations and the resulting wider field of view translates to stunning digital 3D reconstructions in vertically-focused environments. such as urban areas or open-pit mines - anywhere with walls or steep sides. This system of data recording means that less image overlap is needed, resulting in more efficient flights and greater flight coverage, not to mention quicker image processing for results.

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Our Branded Software Solutions

Ground Control

A cloud-based, plug-and-play operating system, Ground Control provides individual pilots and large enterprises with everything they need to completely automate and scale their drone operations workflows. Offered as Software-as-a-Service, Ground Control continues to earn the trust and fidelity of its blue chip, industry-diverse customers by providing a single platform to automate flight management systems safely and securely; easily manage drone programs of any scope and scale; and process, analyze and share drone-captured image data and visualization necessary for assessing risks, improving workflow processes and achieving time and cost efficiencies across enterprises of virtually any size. With the aim of empowering AgEagle’s customers to readily extend their reach and human capability through adoption of scalable autonomous drone programs, Ground Control users can:

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plan missions via Keyhole Markup Language (“KML”) files or build a grid or waypoint flight; check airspace for Low Altitude Authorization and Notification Capability (“LAANC”) authorization and confirm local weather conditions are favorable.

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fly with GPS-aided manual control or automated grid and waypoint patterns, and push web-based flight plans to mobile devices for ground-based in-field control – all with a simple, easy-to-use flight interface.

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capture raw data and live streaming field images with multispectral cameras, like AgEagle’s RedEdge-P and Altum-PT, and automatically convert into organized map indices and composites; or fly an RTK-enabled drone for improved post-flight processing.

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process captured imagery into high-quality data products and photogrammetry, and create orthomosaics, digital surface models and contour maps; or upload ground control points (“GCPs”) with user’s maps for increased accuracy.

•	analyze drone data or view orthomosaics and other 2D data files on an interactive, account-wide map.

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collaborate and support operations with detailed information about missions, including flight logs with screen shots, playbacks and incident flagging; and efficiently manage equipment and workflows with automatic usage tracking capabilities.

•	benefit from Ground Control’s obsession to deliver industry-leading, customer-centric support and service.

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Ground Control has been integrated with several other industry leading UAS technologies, including AgEagle’s own line of proprietary sensors and airframes. In addition, Ground Control’s industry partnerships include integrations with:

•	DJI drone platforms, which work seamlessly with Ground Control’s flight app and permits users to sync flights flown with the DJI Go app and use DJI Geo Unlock;

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Parrot’s ANAFI, ANAFI USA and ANAFI Thermal drone platforms, which pair ANAFI’s rapid deployment and ease of operation with Ground Control’s standard flight tools, as well as enable users to tailor and expand their use through selection of additional program management and data processing capabilities;

•	Pix4D software, which makes it easy to create high quality orthomosaics, digital surface models and control maps in the Ground Control platform; and

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Wing’s OpenSky airspace access app, which empowers drone flyers to abide by airspace rules and regulations and request authorization to fly in controlled airspace in near real-time wherever OpenSky is available.

eMotion

AgEagle also offers eMotion, a drone flight and data management solution created specifically for aerial mapping use. With eMotion, flights are built using intuitive mission blocks and flight modes. Users simply need to choose a block (aerial mapping, corridor, etc.), highlight the region they want to map, define key settings, and eMotion auto-generates the drone’s flight plan. Multi-flight missions are supported, and the software’s full 3D environment adds a new dimension to drone flight management, helping users to plan, simulate and control the drone’s trajectory for safer flights, more consistent performance and improved data quality. Moreover, eMotion’s built-in Flight Data Manager automatically handles the georeferencing and preparation of images requires for post-processing in software such as Pix4Dmapper. Connecting wirelessly to a user’s drone, to industry cloud solutions, to survey-grade base stations and to airspace and live weather data, eMotion is advanced, scalable drone software that anyone can use.

HempOverview

As one of the agriculture industry’s leading pioneers of advanced aerial-image-based data collection and analytics solutions, AgEagle leveraged our expertise to champion the use of proven, advanced web- and map-based technologies as the means to streamline and ultimately standardize hemp cultivation in the United States. Growers need to be registered/permitted; crops need to be monitored and inspected; and enforcement operations must be established to ensure compliance with state and federal mandates. Through HempOverview, we believe that AgEagle represents the first agriculture technology company to bring to market an advanced agtech solution that is designed to meet the unique complexities and vigorous oversight, compliance and enforcement demands of the emerging American hemp industry and the unique needs and demands of its key stakeholders.

HempOverview comprises four modules:

1)	Registration: secure, scalable software to handle all farmer and processer application and licensing matters.

2)

Best Management Practices: iterative, intelligent data collection and analysis utilizing satellite imagery and advanced, proprietary algorithms to help farmers reduce input costs, avoid missteps, detect pest impacts and monitor water usage.

3)

Oversight and Enforcement: integration of data management and satellite imagery to provide continuous monitoring of all hemp fields in the state, predict and respond to issues and assist in proper crop testing.

4)	Reporting: generation of actionable reports for USDA requirements, legislative oversight and support of research institutions.

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In November 2019, the Florida Department of Agriculture and Consumer Services (FDACS) licensed the HempOverview solution to manage its online application submission and registration process for hemp growers and their farms and hemp fields in the State of Florida for the years 2020, 2021 and 2022. In June 2021, the State of Florida expanded its licensing of the HempOverview platform to provide for access to all four of the modules. FDACS also tasked AgEagle with developing a custom registration software platform to enhance communications, licensing and general compliance relating to the oversight and protection of more than 500 endangered and commercially exploited wild plants native to Florida. For instance, in an effort to curb exploitation of saw palmetto, a plant whose extract is used in herbal supplements often marketed for its urinary tract and prostate health benefits, FDACS requires harvesters and sellers of saw palmetto berries to obtain a Native Plant Harvesting Permit. According to a related FDACS notice, “Widespread gathering of these berries is depleting a wildlife food source and threatening the stability of some ecosystems.”

In January 2021, the Iowa Department of Agriculture and Land Stewardship also licensed the HempOverview platform to manage the state’s online registration, payment processing, comprehensive data collection and compliance oversight for the 2021, 2022 and 2023 planting seasons.

Key Growth Strategies

We intend to materially grow our business by leveraging our proprietary, best-in-class, full-stack drone solutions, industry influence and deep pool of talent with specialized expertise in robotics, automation, custom manufacturing and data science to achieve greater penetration of the global UAS industry – with near-term emphasis on capturing larger market share of the agriculture, energy/utilities, infrastructure and government/military verticals. We expect to accomplish this goal by first bringing three core values to life in our day-to-day operations and aligning them with our efforts to earn the trust and continued business of our customers and industry partners:

•

Curiosity – this pushes us to find value where others aren’t looking. It inspires us to see around corners for our customers, understanding the problems they currently face or will be facing in the future, and delivering them solutions best suited for their unique needs.

•	Passion – this fuels our obsession with excellence, our desire to try the difficult things and tackle big problems, and our commitment to meet our customers’ needs – and then surpass them.

•	Integrity – this is not optional or situational at AgEagle – it is the foundation for everything we do, even when no one is watching.

Key components of our growth strategy include the following:

•

Establish three centers of excellence with respective expertise in UAS software, sensors and airframes. These centers of excellence cross pollinate ideas, industry insights and skillsets to yield intelligent autonomous solutions that fully leverage AgEagle’s experienced team’s specialized knowledge and know-how in robotics, automation, custom manufacturing and data science.

•

Deliver new and innovative solutions. AgEagle’s research and development efforts are critical building blocks of the Company, and we intend to continue investing in our own innovations, pioneering new and enhanced products and solutions that enable us to satisfy our customers – both in response to and in anticipation of their needs. AgEagle believes that by investing in research and development, the Company can be a leader in delivering innovative autonomous robotics systems and solutions that address market needs beyond our current target markets, enabling us to create new opportunities for growth.

•

Foster our entrepreneurial culture and continue to attract, develop and retain highly skilled personnel. AgEagle’s company culture encourages innovation and entrepreneurialism, which helps to attract and retain highly skilled professionals. We intend to preserve this culture to nurture the design and development of the innovative, highly technical system solutions that give us our competitive advantage.

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•

Effectively manage our growth portfolio for long-term value creation. Our production and development programs present numerous investment opportunities that we believe will deliver long-term growth by providing our customers with valuable new capabilities. We evaluate each opportunity independently, as well as within the context of other investment opportunities, to determine its relative cost, timing and potential for generation of returns, and thereby its priority. This process helps us to make informed decisions regarding potential growth capital requirements and supports our allocation of resources based on relative risks and returns to maximize long-term value creation, which is the key objective of our growth strategy. We also review our portfolio on a regular basis to determine if and when to narrow our focus on the highest potential growth opportunities.

•

Growth through acquisition. Through successful execution of our growth-through-acquisition strategies, we intend to acquire technologically advanced UAS companies and intellectual property that complement and strengthen our value proposition to the market. We believe that by investing in complementary acquisitions, we can accelerate our revenue growth and deliver a broader array of innovative autonomous flight systems and solutions that address specialized market needs within our current target markets and in emerging markets that can benefit from innovations in artificial intelligence-enabled robotics and data capture and analytics.

Competitive Strengths

AgEagle believes the following attributes and capabilities provide us with long-term competitive advantages:

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Proprietary technologies, in-house capabilities and industry experience – We believe our decade of experience in commercial UAS design and engineering; in-house manufacturing, assembly and testing capabilities; and advanced technology development skillset serve to differentiate AgEagle in the marketplace. In fact, approximately 70% of our Company’s global workforce is comprised of engineers and data scientists with deep experience and expertise in robotics, automation, custom manufacturing, and data analytics. In addition, AgEagle is committed to meeting and exceeding quality and safety standards for manufacturing, assembly, design and engineering and testing of drones, drone subcomponents and related drone equipment in our U.S. and Swiss-based manufacturing operations. As a result, we have earned ISO:9001 international certification for our Quality Management System.

•

AgEagle is more than just customer- and product-centric, we are obsessed with innovation and knowing the needs of our customers before they do – We are focused on capitalizing on our specialized expertise in innovating and commercializing advanced drone, sensor and software technologies to provide our existing and future customers with autonomous robotic solutions that meet the highest possible safety and operational standards and fit their specific business needs. We have established three Centers of Excellence that our leadership has challenged to cross-pollinate ideas, industry insights and interdisciplinary skillsets to generate intelligent autonomous solutions that efficiently leverage our expertise in robotics, automation and manufacturing to solve problems for our customers, irrespective of the industry sector in which they may operate.

•

We offer market-tested drones, sensors and software solutions that have earned the longstanding trust and fidelity of customers worldwide – through successful execution of our acquisition integration strategy in 2022, AgEagle is now delivering a unified line of industry trusted drones, sensors and software that have been vigorously tested and consistently proven across multiple industry verticals and use cases. For instance, our line of eBee fixed wing drones have flown more than one million flights over the past decade serving customers spanning surveying and mapping; engineering and construction; military/defense; mining, quarries and aggregates; agriculture humanitarian aid and environmental monitoring, to name just a few. Featured in over 100 research publications globally, advanced sensor innovations developed and commercialized by AgEagle have served to forge new industry standards for high performance, high resolution, thermal and multispectral imaging for commercial drone applications in agriculture, plant research, land management and forestry. In addition, we have championed the development of end-to-end software solutions which power autonomous flight and deliver actionable, contextual data and analytics for numerous Fortune 500 companies, government agencies and a wide range of businesses in agriculture, energy and utilities, construction and other industry sectors.

•

Our eBee TAC UAS has been approved by the Defense Innovation Unit (DIU) for procurement by the Department of Defense – We believe that the eBee TAC is ideally positioned to become an in-demand, mission critical tool for the U.S. military, government and civil agencies and our allies worldwide; and expect that this will prove to be a major growth catalyst for our Company in 2022, positively impacting our financial performance in the years ahead. eBee TAC is available for purchase by U.S. government agencies and all branches of the military on GSA Schedule Contract #47QTCA18D003G, supplied by Hexagon US Federal and partner Tough Stump Technologies as a standalone solution or as part of the Aerial Reconnaissance Tactical Edge Mapping Imagery System (“ARTEMIS”). Tough Stump is actively engaged in training military ground forces based in the U.S. and in Central Europe on the use of eBee TAC for mid-range tactical mapping and reconnaissance missions.

•

Our eBee X series of fixed wing UAS, including the eBee X, eBee Geo and eBee TAC, are the first and only drones on the market to comply with Category 3 of the sUAS Over People rules published by the FAA. It is another important testament to our commitment to provide best-in-class solutions to our commercial customers, and we believe it will serve as a key driver in the growth of eBee utilization in the United States. We further believe it will improve the business applications made possible by our drone platform for a wide range of commercial enterprises which stand to benefit from adoption of drones in their businesses – particularly those in industries such as insurance for assessment of storm damage, telecommunications for network coverage mapping and energy for powerline and pipeline inspections, just to name a few.

•

Our eBee X series of drones are the world’s first UAS in its class to receive design verification for BVLOS and OOP from European Union Aviation Safety Agency (“EASA”). The EASA design verification report (“DVR”) demonstrates that the eBee X meets the highest possible quality and ground risk safety standards and, thanks to its lightweight design, effects of ground impact are reduced. As such, drone operators conducting advanced drone operations in 27 European Member States, Iceland, Liechtenstein, Norway, and Switzerland can obtain the HIGH or MEDIUM robustness levels of the M2 mitigation without additional verification from EASA. Regulatory constraints relating to limitations of BVLOS and OOP have continued to be a gating factor to widespread adoption of commercial drone technologies across a wide range of industry sectors worldwide. Being the first company to receive this DVR from EASA for M2 mitigation is a milestone for AgEagle and our industry in the European Union and will be key to fueling growth of our international customer base.

•

Our global reseller network currently has more than 200 drone solutions providers in 75+ countries – By leveraging our relationships with the specialty retailers that comprise our global reseller network, AgEagle benefits from enhanced brand-building, lower customer acquisition costs and increased reach, revenues and geographic and vertical market penetration. With the integration of our 2021 acquisitions completed in 2021 (the “2021 Acquisitions”), we can now leverage our collective reseller network to accelerate our revenue growth by educating and encouraging our partners to market AgEagle’s full suite of airframes, sensors and software as bundled solutions in lieu of marketing only previously siloed products or product lines to end users.

In November 2022, we partnered with government contractor W.S. Darley & Co. (“Darley”) to expand the market reach of AgEagle’s high performance fixed wing drones and sensors to the U.S. first responder and tactical defense markets. Distinguished as one of the nation’s longest standing government contracting organizations, Darley is expected to become a key contributor to AgEagle’s success in delivering best-in-class UAS solutions to a wide range of state and federal agencies. Providing our best-in-class autonomous flight solutions for public safety applications through trusted resellers like Darley represents an entirely new market opportunity for AgEagle and one we intend to vigorously pursue in the coming year.

Executive Offices

Our principal executive offices are located 8863 E. 34th Street North, Wichita, Kansas 67226. Our telephone number is (620) 325-6363. Our website address is www.ageagle.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the accompanying prospectus.

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THE OFFERING

This prospectus relates to the resale of up to 14,285,715 shares of Common Stock, that may be sold from time to time by the Selling Stockholder named in this prospectus.

Shares of Common Stock offered by the Selling Stockholder	Up to 14,285,715 shares (the “Shares”)

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares by the Selling Stockholder. See “Reasons for the Offer and Use of Proceeds” beginning on page 6 of this prospectus.

Offering Price:	The Selling Stockholder may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Transfer Agent and Registrar	Equiniti Trust Company

Risk Factors

Investment in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

NYSE American Symbol	“UAVS”

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RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on April 4, 2023, and any updates thereto in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We have agreed to file a registration statement on Form S-3, of which this prospectus is a part, to cover the resale of the Shares issued to the Selling Stockholder in the Additional Purchase.

The Shares being offered by this prospectus are solely for the account of the Selling Stockholder. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended or the Securities Act, and Section 21E of the Exchange Act. These forward looking statements are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

Some of these statements include, among others, statements about:

•	unexpected technical and marketing difficulties inherent in major research and product development efforts;

•	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

•	the potential need for changes in our long-term strategy in response to future developments;

•	our ability to attract and retain skilled employees;

•	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

•	unexpected changes in significant operating expenses, including components and raw materials;

•	any disruptions or threatened disruptions to or relations with our resellers, suppliers, customers and employees, including shortages in components for our products;

•	changes in the supply, demand and/or prices for our products;

•

increased competition, including from companies which may have substantially greater resources than we have, and, in the unmanned aircraft systems segments from lower-cost commercial drone manufacturers who may seek to enhance their systems’ capabilities over time;

•	the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

•	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

•	uncertainty in the customer adoption rate of commercial use unmanned aerial systems;

•	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

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•

our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

•

our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as supply chain disruptions, vaccine mandates, the threat of future variants and resulting government-mandated shutdowns, quarantine policies, travel restrictions and social distancing, curtailment of trade and other business restrictions affecting our ability to manufacture and sell our products;

•	failure to develop new products or integrate new technology into current products;

•	unfavorable results in legal proceedings to which we may be subject;

•	failure to establish and maintain effective internal control over financial reporting; and

•	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

You should read this prospectus, and the documents that we incorporate by reference herein, completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in this prospectus and in our most recent annual report on Form 10-K, as well as in subsequent filings with the SEC. Because the risk factors referred to in this prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any document incorporated herein.

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SELLING STOCKHOLDER

We are registering for resale the Shares by the Selling Stockholder. We are registering the Shares to permit the Selling Stockholder and its pledgees, donees, transferees and other successors-in-interest that receive Shares from the Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” The following table sets forth:

●	the name and address of the Selling Stockholder;

●	the number of shares of Common Stock that the Selling Stockholder beneficially owned prior to the offering for resale of the Shares under this prospectus,

●	the maximum number of Shares that may be offered for resale for the account of the Selling Stockholder under this prospectus, and

●

the number and percentage of shares of Common Stock to be beneficially owned by the Selling Stockholder after the offering of the Shares (assuming all of the offered Shares are sold by the Selling Stockholder).

The Selling Stockholder has not been an officer or director of us or any of our predecessors or affiliates within the last three years. Except for (i) the purchase of our Series F Preferred Stock and associated common stock warrants pursuant to the Purchase Agreement in June 2022, (ii) the Additional Purchase under the Purchase Agreement in March 2023, and (iii) the purchase of an 8% original issue discount promissory note in the aggregate principal amount of $3,500,000 and associated common stock warrant to purchase up to 5,000,000 shares of our common stock pursuant to a Securities Purchase Agreement dated December 6, 2022, the Selling Stockholder has not had a material relationship with us within the last three years. The Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer, who should be identified as an underwriter.

The Selling Stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Stockholder will sell all of the Shares offered for sale. The Selling Stockholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into our common stock, or convertible or exercisable within 60 days following the date of this prospectus, are deemed beneficially owned by such person.

Name of Selling Stockholder(1)	Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Common Stock Beneficially Owned After Offering(2)	Percentage Ownership After Offering(2)
Alpha Capital Anstalt (1)	9,098,039	14,285,715(3)	9,098,039	9.99%

(1) The address for Alpha Capital Anstalt is Altenbach 8, FL-9490 Vaduz, Principality of Liechtenstein.

(2) Assumes the sale of all of the Shares being offered pursuant to this prospectus.

(3) The Series F Preferred Stock and the common stock warrants are subject to beneficial ownership blockers prohibiting the Selling Stockholder from converting Series F shares or exercising any common stock warrants if such conversion or exercise would result in the Selling Stockholder beneficially owning more than 9.99% of the Company’s outstanding common stock.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of its Shares being offered under this prospectus on any stock exchange, market or trading facility on which Shares of our Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when disposing of the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	firm commitment underwritten transactions;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law

The Shares may also be sold under Rule 144 under the Securities Act, if available for the Selling Stockholder, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may pledge its Shares to its brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

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The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholder and any other persons participating in the sale or distribution of the Shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Shares.

If any of the Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Stockholder will sell all or any portion of the Shares offered under this prospectus.

The Company will pay all fees and expenses incident to the registration of the Shares being offered under this prospectus. The Selling Stockholder is responsible for paying any discounts, commissions and similar selling expenses it incurs.

We and the Selling Stockholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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DESCRIPTION OF OUR COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, or articles of incorporation, and Amended and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 275,000,000 shares, of which 250,000,000 shares are designated as Common Stock, and 25,000,000 shares are designated as preferred stock, par value $.001 per share of which (i) no shares have been designated as Series A Preferred Stock, (ii) 1,764 shares have been designated as Series B Preferred Stock, (iii) 10,000 shares have been designated as Series C Preferred Stock, (iv) 2,000 shares have been designated as Series D Preferred Stock, (v) 1,050 shares have been designated as Series E preferred stock, and (vi) 35,000 shares have been designated as Series F Preferred Stock. As of April 13, 2023, we had 91,071,375 shares of Common Stock issued and outstanding, and 8,863 shares of Series F Preferred Stock outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Anti-Takeover Effects of Certain Provisions of Nevada Law

The following is a summary of certain provisions of Nevada law, our articles of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes and our articles of incorporation and bylaws.

Effect of Nevada Control Share Statute. We are subject to Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Statute that is a type of anti-takeover law.  In general, these provisions restrict the ability of individuals and groups acquiring a controlling interest of the voting shares of certain Nevada corporations from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction.  These provisions apply to a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada. The Control Share Statute provides that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Control Share Statute, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the control share statute by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

Effect of Nevada Business Combination Statute. We are subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Statute. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute provides that specified persons who, together with their affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an interested stockholder, unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders.

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LEGAL MATTERS

Sherman & Howard L.L.C., Las Vegas, Nevada, will issue an opinion about certain legal matters with respect to the offered securities.

EXPERTS

The consolidated balance sheets of AgEagle, as of December 31, 2022, and 2021, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and comprehensive loss, and cash flows of AgEagle for the years then ended and filed on April 4, 2023, incorporated by reference in this prospectus have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Exchange Act:

•	Our Current Report on Form 8-K/A, dated March 10, 2023, filed with the SEC on April 14, 2023;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 4, 2023; and

•

The description of our Common Stock in Exhibit 4.1 included in our Annual Report on Form 10-K filed with the SEC on April 4, 2023 (File No. 001-36492), including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement, and after the effectiveness of the registration and prior to the termination of this offering (except in each case current reports or portions thereof furnished and not filed under Items 2.02 or 7.01 of Form 8-K) shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to:

AgEagle Aerial Systems Inc.

8863 E. 34th Street North

Wichita, Kansas 67226

Telephone: (620) 325-6363

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14,285,715 Shares of Common Stock

AGEAGLE AERIAL SYSTEMS INC.

PROSPECTUS

April [•], 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by AgEagle Aerial Systems Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee	$654.00
Legal fees and expenses	$35,000.00
Accounting fees and expenses	$5,000.00
Total	$40,654.00

ITEM 15. Indemnification of Directors and Officers.

Section 78.138(7) of the Nevada Revised Statutes (“NRS”) provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Our articles of incorporation provide for the indemnification of a present or former director or officer to the extent permitted under the NRS, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director by reason of being an officer or director of the Company.

Our bylaws also provide for indemnification of our officers and directors and the advancement of expenses incurred in defending an action as incurred upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined that the officer or director is not entitled to such indemnification.  If there is no undertaking to repay advanced expenses upon determination that the officer or director is not entitled to such indemnification, indemnification of an officer or director requires approval as determined by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, (c)  a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, or (d)if  a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (a) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the NRS further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 7502(3) of the NRS provides that the provision of discretionary indemnification under Section 7502(1) or Section 7501(2) shall be determined by the Company’s (a) stockholders, (b) the board by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or (c) by independent counsel.

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Section 78.751 (1) provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

Section 78.751(2) authorizes a corporation’s articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action may be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, shareholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

See also the undertakings set out in response to Item 17.

ITEM 16. Exhibits.

The attached Exhibit Index is incorporated herein by reference.

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on April 18, 2023.

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez McGovern
Name	Nicole Fernandez-McGovern
Title:	Chief Financial Officer (principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barrett Mooney and Nicole Fernandez-McGovern, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Barrett Mooney	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 18, 2023
Barrett Mooney

/s/ Nicole Fernandez-McGovern	Chief Financial Officer (Principal Financial and Accounting Officer)	April 18, 2023
Nicole Fernandez-McGovern

/s/ Grant Begley	Director	April 18, 2023
Grant Begley

/s/ Thomas Gardner	Director	April 18, 2023
Thomas Gardner

/s/ Kelly Anderson	Director	April 18, 2023
Kelly Anderson

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Sherman & Howard L.L.C.
23.1	Consent of WithumSmith+Brown, PC, an independent registered public accounting firm
23.2	Consent of Sherman & Howard LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in the signature page hereto)
107	Filing Fee Table

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